SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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National Golf Emporium, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	________ (I.R.S. Employer Identification Number)

National Golf Emporium, Inc.
25188 Genesee Trail Road
Golden, Colorado 80401
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CSC Services of Nevada, Inc. 502 East John Street Carson City, Nevada 89706 86-591-28308388 (Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to: Gregg E Jaclin, Esq. Anslow & Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212

Approximate Date of Commencement of Proposed Sale to the Public:  from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock	567,750	$0.10	$56,775	$2.23

Total	567,750		$56,775	$2.23

(1) This Registration Statement covers the resale by our selling shareholders of up to 567,750 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND NEITHER WE NOR THE SELLING STOCKHOLDERS ARE SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUC SUBJECT TO COMPLETION: DECEMBER __, 2008

PROSPECTUS

567,750 shares of Common Stock

National Golf Emporium, Inc.

This prospectus relates to the sale or other disposition by the selling stockholders identified in this prospectus, or their transferees, of up to 567,750 shares of our common stock. Our common stock is presently not trading on any market or securities exchange. The 567,750 shares of our common stock can be sold by selling security holders at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that a market maker will file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Bulletin Board, nor can there be assurance that such application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling shareholders.  We will receive no proceeds from the sale or other disposition of the shares, or interests therein, by the selling stockholders.

The selling stockholders, and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Brokers or dealers effecting transaction in the shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of our exemption from registration.

An investment in shares of our common stock involves a high degree of risk.  We urge you to carefully consider the Risk Factors beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

December 11, 2008

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision .

If any of the following risks occur, our business operation, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the future investors.

About Our Company

We were incorporated in the State of Nevada in April 2008. We are an online community for golfers that provides an e-commerce marketplace for the sale of golf-related equipment and apparel, golf-related news and information.  Our goal is to become a company that provides a full range of golf-related products, services and information to golfers and enables other golf businesses to better serve their customers and take advantage of additional revenue opportunities within the worldwide golf market. Our strategy is to build our strategic relationships and Internet-related technologies, to further develop our services.

Where You Can Find Us

Our principal executive offices are located at 25188 Genesee Trail Road, Golden, Colorado 80401, and our telephone number is 303-501-8600.

Terms of Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.10 was determined by the price of the shares that were sold to our shareholders and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Financial Overview

The following data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The Company’s financials are audited for the period from April 25, 2008 (inception) to September 30, 2008. The financial records are in accordance with GAAP. The statement of operations and balance sheet data as of September 30, 2008 are derived from the audited financial statements from April 25, 2008 (inception) to September 30, 2008.

From April 25, 2008 (Inception) to September 30, 2008
Statement of Operations
Revenues	$-

Expenses General and Administrative	2,163
Salary Expense	5,000

Rent	1,000

Total Operating Expenses	8,163

Net Loss from Operations	(8,163)

September 30, 2008
Balance Sheet Data
Cash	$54,226
Total Assets	54,226
Total Liabilities	2,114

RISK FACTORS

In addition to other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and risky in nature. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. Any person who cannot afford the loss of his or her purchase price for the offered shares should not purchase the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will achieve those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares.

If any of the following risks occur, our business operation, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the future investors.

WE HAVE A LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED IN NEW AND RAPIDLY EVOLVING MARKET.

Incorporated in Nevada in April 2008, we have a limited operating history upon which an evaluation of our future success or failure can be made.  We also face many of the risks and difficulties encountered in new and rapidly evolving markets. These risks include the ability to:

·        Strengthen customer loyalty;
·        Maintain current strategic relationships, and develop new strategic relationships;
·        Respond effectively to competitive pressures; and
·        Attract, retain and motivate qualified personnel.

THE IMPLEMENTATION OF OUR BUSINESS STRATEGY OF EXPANDING OUR ON-LINE COMMUNITY, INDUSTRY RELATIONSHIPS AND TRADITIONAL DISTRIBUTION CHANNELS WILL REQUIRE A COMMITMENT OF SUBSTANTIAL FUNDS. IF WE DO NOT RAISE ENOUGH FUNDING, WE WILL HAVE TO DELAY OUR PLAN OR GO OUT OF BUSINESS.

Although we believe that the cash flow generated from operations will be sufficient to fund our operations for the next year, there can be no assurance that this will actually occur. Our actual capital requirements will depend on many factors, including but not limited to, the costs and timing of our development and launch activities, the success of our development efforts, the costs and timing of the expansion of our sales and marketing activities. We plan to expand our on-line community, industry relationships and traditional distribution channels which we estimate will require a substantial investment. If we do not raise enough funding, we will have to delay our plan or go out of business.

OUR AUDITOR RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We are in the development stage with no operations and have a net loss since inception of $8,163. Our auditor raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent our ability to raise additional capital and implement its business plan.

THE LOSS OF OUR KEY EMPLOYEE WOULD HAVE A NEGATIVE IMPACT ON FEEL GOLF.

We consider Bryan Sawarynski, our sole officer and director to be essential to the success of the business. He is currently not subject to a written employment agreement and we do not maintain key life insurance on him.  Although he has not indicated any intention of leaving us, the loss of his service for any reason could have a very negative impact on our ability to fulfill on our business plan.

WE HAVE NO PLANS TO PAY DIVIDENDS.

To date, we have paid no cash dividends on our common shares, and have no intention of paying dividends on our common shares in the foreseeable future. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $1.00 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

OUR OFFICERS AND DIRECTORS BENEFICIALLY OWN THE MAJORITY OF THE OUTSTANDING COMMON STOCK AS OF THE DATE OF THIS FILING AND COULD TAKE ACTIONS DETRIMENTAL TO YOUR INVESTMENT FOR WHICH YOU WOULD HAVE NO REMEDY.

Our officers and directors beneficially own the majority of the outstanding common stock as of the date of this filing. They will continue to have the ability to substantially influence the management, policies, and business operations. In addition, the rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.

OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are "forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties' individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "will," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

Item 4.  Use of Proceeds

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5.  Determination of Offering Price

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders pursuant to section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTC Bulletin Board concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6. Dilution

The common stock to be sold by the selling shareholders as provided in Item 7 is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7. Selling Security Holders

The shares being offered for resale by the selling stockholders consist of the 567,750 shares of our common stock held by 35 shareholders of our common stock. The selling stock holders consist of 34 shareholders who received 542,750 shares under a Regulation D Rule 506 completed in September 2008.   In addition, we are registering 25, 000 shares held by Bryan Sawarynski, our sole officer and director.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of December 10, 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering

Faye Miller	20,000	20,000	0	0%
W. Stacy Miller	20,000	20,000	0	0%
Deborah McDermott	12,500	12,500	0	0%
Joan McDermott	20,000	20,000	0	0%
Kathryn McDermott	20,000	20,000	0	0%
Aaron B. Hemric	1,000	1,000	0	0%
Billie Gail Hemric	1,000	1,000	0	0%
Allison Couture	10,000	10,000	0	0%
Bryan Scherich	10,000	10,000	0	0%
Henry Scherich	30,000	30,000	0	0%
Linda Scherich	30,000	30,000	0	0%
Nathan Scherich	10,000	10,000	0	0%
Jill Beasley	25,000	25,000	0	0%
David Howard	30,000	30,000	0	0%
Ralph “Stan” Pickett	20,000	20,000	0	0%
Lynn Lemon	10,000	10,000	0	0%
Beth Marie Siracuse	50,000	50,000	0	0%
Brian Schneider	50,000	50,000	0	0%
Thomas Shute	20,000	20,000	0	0%
Carole Shute	20,000	20,000	0	0%
Karen Rahming	30,000	30,000	0	0%
Anthony Hill	2,000	2,000	0	0%
John Hill	1,000	1,000	0	0%
William Seifert	2,250	2,250	0	0%
Meleaia Coleman	3,000	3,000	0	0%
Scott McDowell	1,500	1,500	0	0%
Edd Cockerill	2,500	2,500	0	0%
Chuck Hood	2,000	2,000	0	0%
Murl Johnson	30,000	30,000	0	0%
Sue Lynn Johnson	30,000	30,000	0	0%
David Allison	2,000	2,000	0	0%
Rena Hemric	25,000	25,000	0	0%
Dana Shore	1,000	1,000	0	0%
Shannon Shore	1,000	1,000	0	0%
Bryan Sawarynski	5,000,000	25,000	4,975,000	91.66%
Total	5,542,750	567,750

Bryan Sawarynski is our President, CEO and Chairman of our Board of Director. Except for Bryan Sawarynski, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates;
-	are broker-dealers or affiliated with broker-dealers.

Item 8. Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Bulletin Board concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.10 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
O	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $51,002.23.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. Description of Securities to be Registered

General

The aggregate number of shares we are authorized to issue is One Hundred Ten Million (110,000.000), of which One Hundred Million (100,000,000) shares are common stock with a par value of $.001 per share and Ten Million (10,000,000) shares are preferred stock.  There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 100,000,000 shares of common stock with a par value of $.001 par value.  As of December 11, 2008, we have 5,542,750 shares of common stock issued and outstanding.

Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted on by the owners thereof at meetings of our shareholders. All common shares that are offered, when issued, will be fully paid and non-assessable, with no personal liability attaching to the ownership. The holders of common shares do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding common shares can elect all of the directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock.  Currently we have no preferred stock outstanding.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

Currently we have no option plans.

Item 10. Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11.  Information about the Registrant

Description of Business

We were incorporated under the laws of the State of Nevada on April 25, 2008. We were organized to create an on-line golf equipment retail store focus on the sale of golf equipment and related items. Our goal is to become a company that provides a full range of golf-related products, services and information to golfers and enables other golf businesses to better serve their customers and take advantage of additional revenue opportunities within the worldwide golf market. Our strategy is to build our strategic relationships and Internet-related technologies, to further develop our services.

Industry Overview

The Golf Industry

Introduction- Over the past 25 years, the golf industry has enjoyed rapid expansion in the number of golf facilities, the number of rounds played, and the percentage of the United States population that plays golf at least once per year. Recent statistics and trends on the golf industry have been compiled from and prepared by the National Golf Foundation (“NGF”), and are highlighted below:

The Golf Market- According to the NGF’s 2007 golf participation study, there were 28.7 million golfers in the U.S., ages 6 and above in 2006. As of December 31, 2006, there were 15,990 facilities, 11,608 of which were open to the public. A facility is a complex containing at least one golf course. These numbers could be significantly greater if the industry reported on the people who would like to play more often or those who would like to try golf. Golf has become increasingly attractive to segments of the population that historically have not been well represented among golfers. More recently, the participation of women and minorities in golf has gained significant momentum. Finally, the so-called “Tiger effect,” based on the enormous popularity of Tiger Woods and expanded television coverage of major golf events, has resulted in rising equipment unit sales and numbers of rounds played, and a resurgent growth in the junior golf segment, which the industry must continue to find ways to retain.

Merchandise and Services - The golf merchandise and services segments consist of clubs and equipment, apparel segments and instruction. According to an earlier study by NGF, golfers spent $4.7 billion on equipment (clubs, balls, bags, gloves, shoes) in 2002. We intend to initially concentrate on this segment. We may expand into the apparel segment in the future. We do not intend to provide instruction.

Product Technology Changes - In recent years, the golf equipment industry has made major changes in product design and technology. We believe this rapid rate of change appears to be accelerating the rate at which golfers are willing to purchase new or additional equipment. While these changes do not appear to have improved overall scores, we believe they reflect the responsiveness of golfers to innovations that they believe will improve their game.

Demographics - The number of rounds played, is expected to grow at nearly twice the rate of participation. These changing demographic trends support the growth prospects for the game of golf. A significant portion of the population is now entering their 50’s and 60’s, and are expected to live longer and healthier lives, giving them more time to pursue their leisure. The National Golf Foundation reports that the annual average rounds played per golfer increases significantly as the golfer ages. Golfers in their 50’s generally play approximately twice as much as golfers in their 30’s. Golfers age 65 and older play approximately three times as many rounds annually as golfers in their 30’s. Additionally due to the emergence of the “echo boom” generation, those born between 1977 and 1995, we anticipate an increase participation in and spending on golf, as they enter their 20s and 30s, the age at which most golfers begin to play the sport.

Electronic Commerce- The Internet is an increasingly significant medium for communication, information exchange and commerce. We believe that growth in Internet usage is being fueled primarily by easier and cheaper access to the Internet and improvements in network security, infrastructure and bandwidth. We believe that these trends are also helping to fuel the growth and consumer acceptance of online commerce.

The Market Opportunity

Golfers are an appealing demographic group, in terms of income and purchasing power, to target as a business opportunity. Because the worldwide golf market is large and highly fragmented, we believe that we have a considerable opportunity to tap into additional sources of revenue such as commissions from selling greens fees, golf related travel, golf instruction, business to business solutions and catalog sales. To succeed, we need to provide extensive product selection, multiple distribution options, detailed product information and other value-added services while aggregating all aspects of the golf experience in a single easy to access location.

Our goal is to provide a full range of golf-related products, services and information to golfers and to enable other golf businesses to better serve their customers. We believe that once we have started operations, our company will be uniquely positioned to take advantage of the market opportunities by utilizing our website for our products and services, and expanding our business-to-business product and service offerings.

BUSINESS STRATEGY

Our three part strategy includes expanding our online community, expanding and developing industry relationships and expanding traditional distribution channels. Our website will be a fully functional business to consumers and golf retail portals. By continuing to build our online presence, and at the same time seeking opportunities to expand our operations in the traditional market, we believe that we can successfully become a recognized single source for the sale of golf-related merchandise, services and information to consumers, and businesses. The principal elements of our business strategy are:

•
Expanding our online community and sales. We will build one of the leading online golf communities and golf e-tailing sites on the Internet. Our website, www.nationalgolfemporium.com, will offer a wide variety of golf products and services. We will build an online community and continue to expand this base by providing additional opportunities to participate in the world of golf. Our online capabilities will enable us to provide management and ordering services to our business-to-business clients. We will consistently strive to improve and update our website and expand the products, services and information sources to our members.

•
Expanding and developing strategic industry relationships. Our President has a noteworthy history and period of experience in the world of management and athletics.  He received his Bachelor of Science degree in Sports Management at Bellevue University in Bellevue, Nebraska.  During and after college, he participated in soccer as a player and a coach.  He also has been employed by Nordstrom Credit in Englewood, Colorado, as manager in the credit services area and in the facilities management department.  We believe that such history and experience gives him unique relationships with manufacturers, suppliers, distributors, golf professionals, the media and others active in the golf industry. We believe that these relationships give us a distinct advantage over our competitors, give us credibility in the market place, and give us access to golf industry markets, manufacturers and media.

•	Expanding our traditional distribution channels. By further expanding our distribution channels, we believe that we will have a strategic advantage over our competitors because:

	•	we will have enhanced buying power and leverage with key manufacturers and suppliers;

	•	our distribution capabilities will be more cost effective and allow us to distribute products more effectively at lower cost; and

	•	we will provide customers with more convenient access to customer support services such as returns, repairs, testing and trial, or exchanges online.

Strategic Relationship

We will engage in several key strategic relationships to increase our access to all golfers, build brand recognition, operate an efficient business system, and provide highly desirable golf products and services.

Business to Business Solutions. We will seek to develop the ability to offer a wider variety of products and services to their customers or members through their website. We provide these businesses the opportunity to increase their sales and other competitively priced products and services. We will tailor our offerings to include only those products that the business customer chooses to offer which allows them to focus on those products with the highest return.

Customer Service

Customer service and satisfaction are important facets to our success and business strategy. We believe that it is important for us to focus on customer service. We will monitor all online orders from the time they are placed through delivery by providing numerous points of electronic, telephone and personal communication to customers. We will promptly confirm all online orders and shipments. All non-custom products will be shipped within one day of being ordered. We generally will not charge for shipping and handling. For custom fit club orders our goal will be to fill those orders within 10 to 14 days. We will provide our customers with an informed source of expertise, over our toll free customer service telephone line and/or our internet website, to assist them in selecting golf clubs and products.

Payments

We will have a shopping cart on the website. We will be able to accept payments by credit cards including Visa, Master Card, American Express, Discover Card and bank debit cards. Payment for our services will be handled by a secure payments processing service. We plan on utilizing the VeriSign service.

Marketing

Our marketing strategy is designed to attract individual and business customers to shop online, purchase business services, convert browsers to buyers, meet or exceed customer expectations, drive loyalty and repeat purchases while building enduring brand equity. We will regularly follow up with our customers to ask them how they enjoyed shopping at our website. We intend to further develop our brand and enhance our name recognition with the execution of an integrated marketing campaign that includes the following:

•
Advertising. Our advertising will be designed to build brand equity, create awareness, and generate initial purchases of our services or merchandise. We will utilize a mix of media including newspaper and magazines, text links and e-mail newsletters.

•
Strategic Online Marketing Relationships. We will seek to identify a select group of e-commerce companies, and develop relationships with companies who we believe attract buyers more likely to shop for golf products online.

•
Promotions. We will selectively use promotional offers to further our brand building efforts. This includes promotions such as on-site merchandising of products we have purchased in bulk from vendors at reduced prices that we can sell to our customers at discounted prices.

•
Affiliate Marketing. Our affiliate marketing effort will be designed to deepen our relationship with golf customers and expand our customer base. We plan on partnering with some of the leading Internet portals and companies to drive traffic to our site. In addition, we will seek to partner with non-traditional affiliates on the Internet such as various charities and organizations such as alumni organizations about serving as the golf pro-shop on their sites. In turn these charitable and not-for-profit organizations can obtain an inexpensive way to create brand identity and will be able to earn an affiliate fee that can be used to fund these organizations.

•
Direct Marketing. We will explore non-traditional Internet methods of advertising such as direct marketing through mailing lists. We plan on using mailing lists and other methods to reach out to consumers who are hesitant to buy over the Internet but would feel comfortable calling a toll free number.

Competition

We are subject to extensive competition from numerous competitors. Many of our competitors have substantially greater financial, distribution and marketing resources. In addition, many of our competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability.

 We believe golfers make their purchase decisions based on price, the feel of equipment, word-of-mouth and magazines or other advertisements. We believe that our ability to compete depends upon many factors, including:

•	the market acceptance of our online store and services;

•	the success of our sales and marketing efforts;

•	the performance and reliability of our services;

•	the price of our products; and,

•	the effectiveness of our customer service and support efforts.

Our main competitors for the sale of golf equipment and related merchandise are:

•
Golf Pro Shops. Traditionally golf pro shops lose money on a yearly basis due to the fact that they cannot offer the price, selection or availability of merchandise we are hopeful of offering. Many PGA professionals that own and staff the pro shops do not have the merchandising experience to manage inventory in a manner that will always provide consumers with a wide variety of the latest in golf equipment, apparel and services. Our ability to offer a wide variety of golf equipment and supplies combined with our online services distinguishes us from our competitors with this sector of the retail market.

•
Sporting Goods Retailers. We will compete with large sporting goods retailers such as The Sports Authority, Dick’s Sporting Goods and the Sports Chalet. Although these companies have websites, their online product offering often mirrors the limited selection of their retail stores.

•
Discount Golf Shops. We will compete directly with discount golf retailers such as Nevada Bobs and Edwin Watts. We believe that the discount golf sector accounts for a majority of yearly golf equipment sales. In addition, our online prices are generally cheaper than those offered at these discount stores which do not include the significant potential savings due to the limitation of sales tax on the sale of goods over the Internet. As a result, such savings can be as high as an additional 8.5% in some states. In addition, we will generally not charge customers for shipping and handling.

•
Online Golf Retailers. Internet retailers can be classified into two categories. The first includes pure Internet golf e-tailers. The majority of these golf e-tailers are only focused on the consumer market. In addition, many of these e-tailers do not have direct supply relationships with the manufacturers and are forced to source goods from other retailers and pro-shops. The second group of Internet e-tailers includes the multi sport e-tailers. Similar to brick and mortar sporting goods retailers, these companies do not offer the selection of merchandise since they have to cater to the interests of other sports enthusiasts that visit their site.

Description of Property

Our principal executive offices are located 25188 Genesee Trail Road, Golden, Colorado 80401 and our telephone number is 303-501-8600.

Legal Proceedings

In the normal course of our business, we may periodically become subject to various lawsuits. However, currently there are no legal proceedings pending or threatening against us.

Market for Common Equity and Related Stockholder Matters

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares of common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 35 shareholders of our common stock.

Holders of Our Preferred Stock

As of the date of this registration statement, we have not issued any of our preferred stock.

Stock Option

As of the date of this registration statement, we do not have any stock option plan.

Dividends

As of the date of this registration statement, we have not paid any dividend to our common stock shareholders, and have no intent of paying any dividend to our common stock shareholders in the foreseeable future.

NATIONAL GOLF EMPORIUM, INC.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
National Golf Emporium, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of National Golf Emporium, Inc. (A Development Stage Company) as of September 30, 2008, and the related statements of operations, changes in stockholders’ equity and cash flows for the period April 25, 2008 (Inception) to September 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of National Golf Emporium, Inc. as of September 30, 2008 and the results of its operations and its cash flows for the period April 25, 2008 (Inception) to September 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no operations, used cash in operations of $1,049 from inception, and has a net loss since inception of $8,163. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
November 24, 2008

NATIONAL GOLF EMPORIUM, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF SEPTEMBER 30, 2008

ASSETS

CURRENT ASSETS
Cash	$54,226

TOTAL ASSETS	$54,226

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,114
Note payable	1,000

TOTAL LIABILITIES	2,114

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized,
none issued and outstanding	-
Common stock, $0.001 par value, 100,000,000 shares authorized,
5,542,750 shares issued and outstanding	5,543
Additional paid-in capital	54,732
Accumulated deficit during development stage	(8,163)

TOTAL STOCKHOLDERS' EQUITY	52,112

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$54,226

The accompanying notes are an integral part of these financial statements.

NATIONAL GOLF EMPORIUM, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD APRIL 25, 2008 (INCEPTION) TO SEPTEMBER 30, 2008

REVENUES	$-

EXPENSES
General and administrative	2,163
Salary Expense	5,000
Rent	1,000
Total Expenses	8,163

LOSS FROM OPERATIONS (BEFORE TAXES)	(8,163)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(8,163)

NET LOSS PER SHARE,
BASIC AND DILUTED	$-

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	5,175,536

The accompanying notes are an integral part of these financial statements.

NATIONAL GOLF EMPORIUM, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
From APRIL 25, 2008 (INCEPTION) TO SEPTEMBER 30, 2008

						Accumulated
					Additional	Deficit During	Total
					Paid-in	Development	Stockholders'
	Preferred Stock		Common Stock		Capital	Stage	Equity

Balance, April 25 2008 (Inception)	-	$-	-	$-	$-	$-	$-

Shares issued to founders at $0.001 per share	-	-	5,000,000	5,000	-	-	5,000

Stock issued for cash at $0.10 per share	-	-	542,750	543	53,732	-	54,275

In kind contribution of office expenses					1,000		1,000

Net loss for the period Inception to September 30, 2008	-	-	-	-	-	(8,163)	(8,163)

Balance, September 30, 2008	-	$-	5,542,750	$5,543	$54,732	$(8,163)	$52,112

The accompanying notes are an integral part of these financial statements.

NATIONAL GOLF EMPORIUM, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD APRIL 25, 2008 (INCEPTION) TO SEPTEMBER 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,163)
Adjustments to reconcile net loss to net cash used in operating activities:
In-kind contribution of office expenses	1,000
In-kind contribution of services	5,000
Changes in Assets and Liabilities
Increase in accounts payable	1,114
Net cash used in operating activities	(1,049)

CASH FLOWS FROM INVESTING ACTIVITIES:	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	54,275
Proceeds from note payable	1,000
Net cash provided by financing activities	55,275

NET INCREASE IN CASH	54,226

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$54,226

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

NATIONAL GOLF EMPORIUM, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2008

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

NATIONAL GOLF EMPORIUM, INC. (a development stage company) (the “Company”) was incorporated under the laws of the State of Nevada on April 25, 2008  The Company was organized to create an online retail golf equipment store focusing on golf equipment and related items. Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”).  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  As of September 30, 2008, the Company has a net operating loss carry forward of $2,163 available to offset future taxable income through 2027.  The valuation allowance at September 30, 2008 was $735.  The net change in the valuation allowance for the period ended September 30, 2008 was an increase of $735.

NATIONAL GOLF EMPORIUM, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2008

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.”  As of September 30, 2008, there were no common share equivalents outstanding.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Revenue Recognition

Revenue from support services is recognized when earned and realizable, which is when persuasive evidence of an arrangement exists, services, if requested by the customers, have been rendered and are determinable, and collectability is reasonably assured.  Revenue from telephone support service contracts is recognized as the services are provided, determined on an hourly basis.

(H) Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

NATIONAL GOLF EMPORIUM, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2008

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. SFAS 162 is effective 60 days following the SEC’s approval of PCAOB Auditing Standard No. 6, Evaluating Consistency of Financial Statements (AS/6). The adoption of FASB 162 is not expected to have a material impact on the Company’s financial position.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.  SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of FASB 163 is not expected to have a material impact on the Company’s financial position.

NATIONAL GOLF EMPORIUM, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2008

NOTE 2   GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations, used cash in operations of $1,049 from inception, and has a net loss since inception of $8,163. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 3   NOTE PAYABLE

During August 2008, a non related party shareholder of the Company paid $1,000 of operating expenses on behalf of the Company.   The Company entered into a written promissory note concerning this obligation.  The loan is non- interest bearing and payable on demand. Upon demand, the Company has ten days to pay the amount before interest starts to accrue at a rate of 10% per annum. As of September 30, 2008, the note payable is $1,000 and is not in default.

NOTE 4   STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Cash

On August 26, 2008, the Company issued 5,000,000 shares of common stock to its founder for services rendered which were valued to be $5,000 ($0.001 per share).

During the period from April 25, 2008 (Inception) to September 30, 2008, the Company issued 542,750 shares of common stock for cash of $54,275 ($.10 per share).

(B) In-kind Contribution of Office Expenses

During the period from April 25, 2008 (Inception) to September 30, 2008, the Company’s president contributed office space with a fair value of $1,000. (See Note 5)

NOTE 5   RELATED PARTY TRANSACTIONS

The president of the Company received 5,000,000 shares of common stock for services rendered valued at $5,000.  (See Note 4(A)).

During the period from April 25, 2008, (Inception) to September 30, 2008, the Company’s president contributed office space with a fair value of $1,000.  (See Note 4 (B)).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview

We were incorporated under the laws of the State of Nevada on April 25, 2008. We were organized to create an on-line golf equipment retail store focus on the sale of golf equipment and related items. Our goal is to become a company that provides a full range of golf-related products, services and information to golfers and enables other golf businesses to better serve their customers and take advantage of additional revenue opportunities within the worldwide golf market. Our strategy is to build our strategic relationships and Internet-related technologies, to further develop our services.

Plan of Operations

We intend to develop relationships with various third-party suppliers of brand name merchandise such as Callaway, Taylor Made, Adams and Titleist, which our management believes is the key to maintaining the strong customer relationships. Additionally, we will continue seeking to build our service operation of providing golfers and golf relaters with an on-line marketplace for the sale of golf and golf-related products.

We plan to grow our business through the acquisition of one or more companies engaged in similar business, in particular on-line operations focusing on golf and golf-related products. We will seek to acquire such companies to maximize the potential operating synergy and scale, including, but not limited to, price discounts and payment terms. There can be no assurance that we will be able to successfully any such acquisition.

Our goal is to become a company that provides a full range of golf and golf-related products, golf-related news and information, and e-commerce solution for companies in other golf-related business, and to take advantage of additional revenue opportunities within the international gold market.  Our strategy is to build our strategic relationships and internet-related technologies to further develop our services.

Result of Operations

The following table set forth the key components of our results of operations for the period indicated, in dollars and key components of our revenue for the period indicated, in dollars.

STATEMENT OF OPERATIONS
For the Period from April 25, 2008 (Inception) to September 30, 2008
REVENUES	$-
EXPENSES
General and administrative	2,163
Salary Expense	5,000
Rent	1,000
Total Expenses	8,163
LOSS FROM OPERATIONS (BEFORE TAXES)	(8,163)
PROVISION FOR INCOME TAXES	-
NET LOSS	$(8,163)
NET LOSS PER SHARE,
BASIC AND DILUTED	$-
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	5,175,536

Capital Liquidity and Resources

We believe that the cash flow we generated through operations will be sufficient to sustain current level operations for at least the next twelve months.  The table set forth below reflects our cash flow on September 30, 2008 in the amount of $54,226. We believe that as our retail base expands through the launching of our marketing plan, we will be able to rapidly grow our revenues.

AS OF SEPTEMBER 30, 2008 Balance Sheet
ASSETS

CURRENT ASSETS
Cash	$54,226

TOTAL ASSETS	$54,226
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,114
Note payable	1,000

TOTAL LIABILITIES	$2,114

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following take sets forth, as of December 11, 2008, the names and ages of all of our director and executive officer; and all positions and offices held. The director will hold such office until the next annual shareholder meeting, and until his or her successor is elected and qualified.

NAME	AGE	POSITION
Bryan Sawarynski	33	President, CEO, Chairman of the Board of Directors

Bryan Sawarynski

Mr. Bryan Sawarynski is our President, CEO and Chairman of the Board of Directors. Bryan Sawarynski has been employed by Nordstrom Credit in Englewood, Colorado, since 2000.  He has served as a credit service rover, a credit service supervisor and presently is employed as a Credit Services/Facilities Manager.  His duties include the management of a $13 million budget. He received his B.S. in Sports Management from Bellevue University in Bellevue, NE in 1998.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer during the period from April 25, 2008 (inception) to September 30, 2008 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and member of the Board of Director.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Bryan Sawarynski	2008	5,000	0	0	0	0	0	0	0
CEO& Director

Compensation of Directors

Our director will not receive a fee for attending each board of directors meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Employment Agreements

Bryan Sawarynski, the sole member of our Board of Directors and sole officer, presently does not have an employment agreement with us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of December 11, 2008 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Bryan Sawarynski 4484 S. Cole Court Morrison, CO 80465	5,000,000	90.21%

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In April 2008, we issued 5,000,000 shares of our common stock to Bryan Sawarynski, the president, CEO and chairman of our Board of Directors for services rendered which were valued at $5,000.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

NATIONAL GOLF EMPORIUM. INC.
567,750 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus Is:  DECEMBER 11, 2008

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee		$2.23
Federal Taxes	$
State Taxes and Fees	$
Transfer Agent Fees		$5,000
Accounting fees and expenses		$10,000
Legal fees and expense		$36,000
Blue Sky fees and expenses	$
Miscellaneous	$
Total		$51,002.23

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

In April 2008, 5,000,000 shares were issued to Bryan Sawarynski in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In September 2008, we completed a Regulation D Rule 506 offering in which we sold 542,750 shares of common stock to 34 investors, at a price per share of $0.10 per share for an aggregate offering price of $54,275. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name	Number of Shares

Faye Miller	20,000
W. Stacy Miller	20,000
Deborah McDermott	12,500
Joan McDermott	20,000
Kathryn McDermott	20,000
Aaron B. Hemric	1,000
Billie Gail Hemric	1,000
Allison Couture	10,000
Bryan Scherich	10,000
Henry Scherich	30,000
Linda Scherich	30,000
Nathan Scherich	10,000
Jill Beasley	25,000
David Howard	30,000
Ralph “Stan” Pickett	20,000
Lynn Lemon	10,000

Beth Marie Siracuse	50,000
Brian Schneider	50,000
Thomas Shute	20,000
Carole Shute	20,000
Karen Rahming	30,000
Anthony Hill	2,000
John Hill	1,000
William Seifert	2,250
Meleaia Coleman	3,000
Scott McDowell	1,500
Edd Cockerill	2,500
Chuck Hood	2,000
Murl Johnson	30,000
Sue Lynn Johnson	30,000
David Allison	2,000
Rena Hemric	25,000
Dana Shore	1,000
Shannon Shore	1,000
Total	542,750

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §§230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or sale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in September 2008 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of Webb & Company, P.A.

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Golden, Colorado on  December 11, 2008.

NATIONAL GOLF EMPORIUM, INC.

By: /s/Bryan Sawarynski
Name: Bryan Sawarynski
Title: President, Chief Executive Officer, Principal Accounting Officer, and Chairman of the Board of Directors

 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bryan Sawarynski and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of National Golf Emporium, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By: /s/Bryan Sawarynski
Name: Bryan Sawarynski
Title: President, Chief Executive Officer, Principal Accounting Officer, and Chairman of the Board of Directors